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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Explanatory Note

This Amendment No. 1 on Form 8‑K/A (this “Amendment”) amends the Current Report on Form 8‑K filed on December 14, 2020 (the “Original Report”). This Amendment is being filed for the sole purpose of correcting the item number for certain disclosures in the Original Report, which were inadvertently filed under Item 2.02 rather than Item 1.01. The full text of the Original Report is repeated in this Amendment for convenience, but has not been modified from the text of the Original Report except solely to correct the item number as described above.

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2020, Ichor Holdings, Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC, as the representatives for the underwriters named in Schedule I thereto (the “Underwriters”), in connection with the offering of 4,000,000 shares of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), sold by the Company (the “Offering”) at a public offering price of $31.75 per share, less an underwriting discount of $1.3494 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30‑day option to purchase up to 600,000 additional shares of the Ordinary Shares on the same terms. On December 11, 2020, the Underwriters exercised this option in full.

The Company received net proceeds from the Offering of approximately $139.1 million after deducting underwriting discount and estimated expenses of the Offering. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. However, the Company does not have binding commitments or agreements for any specific acquisitions at this time.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering.

The Offering is being made pursuant to an effective Registration Statement on Form S‑3 (File No. 333‑240294) filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2020. A prospectus supplement relating to the Offering has been filed with the SEC. The closing of the Offering occurred on December 14, 2020.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Report and is incorporated herein by reference.

Item 8.01	Other Events

On December 9, 2020, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference. Maples and Calder has issued an opinion, dated December 14, 2020, to the Company regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 9, 2020, among Ichor Holdings, Ltd. and Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC, as the representatives for the underwriters named in Schedule I thereto (incorporated by reference to Exhibit 1.1 of Ichor Holdings, Ltd.’s Form 8-K filed on December 14, 2020).

5.1	Opinion of Maples and Calder (incorporated by reference to Exhibit 5.1 of Ichor Holdings, Ltd.’s Form 8-K filed on December 14, 2020).
23.1	Consent of Maples and Calder (included in Exhibit 5.1).
99.1	Press Release, dated December 9, 2020 (incorporated by reference to Exhibit 99.1 of Ichor Holdings, Ltd.’s Form 8-K filed on December 14, 2020).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: December 16, 2020	/s/ Larry J. Sparks
Name: Larry J. Sparks
Title: Chief Financial Officer